EXHIBIT 10.30
M&T BANK
M&T Place
255 East Avenue
Rochester, New York 14604
March 29, 2006
Mr. Ken Wolf, CFO
Phoenix Footwear Group, Inc.
5759 fleet Street, Suite 220
Carlsbad, California 92008
Re: Covenant Waiver — Amendment #5
Dear Ken:
This letter will serve to amend the Covenant Levels for the Average Funded Debt to EBITDA covenant under §11.1 of the Amended and Restated Credit Agreement dated August 3, 2005, the Current Ratio covenant under §11.2 of the Amended and Restated Credit Agreement dated August 3, 2005 and the Cash Flow Coverage Ratio under §11.3 of the Amended and Restated Credit Agreement dated August 3, 2005 per the following:

Average Borrowed
	Funds to EBITDA		Cash Flow Coverage Ratio		Current Ratio
Quarter		Amended		Amended		Amended
Ending	Old Ratio	Ratio	Old Ratio	Ratio	Old Ratio	Ratio
3/31/06	<3.25:1	<4.75:1	>2.00:1	>1.75:1	>1.30:1	>1.25:1
6/30/06	<3.00:1	<4.00:1	>2.00:1	>1.75:1	>1.30:1	>1.30:1
9/30/06	<3.00:1	<3.70:1	>2.00:1	>1.75:1	>1.30:1	>1.30:1
12/31/06 and thereafter	<2.75:1	<3.40:1	>2.25:1	>2.00:1	>1.30:1	>1.30:1
In addition, M&T Bank agrees to amend Article 9.1a for the fiscal year ended 12/31/05 only and extend the time required to submit the audited financial statements from 90 days to 120 days after the close of the Fiscal Year.
As a condition of this amendment and waiver, you must pay an amendment and waiver fee of $40,000 to the Bank.
All other definitions, terms and conditions of the Amended and Restated Credit Agreement dated August 3, 2005 between Phoenix Footwear Group, Inc. and Manufacturers and Traders Trust Company remain in full force and effect.
Sincerely yours,
/s/ John C. Morsch
John C. Morsch
Administrative Vice President
Accepted
Date: 3/31/06
Phoenix Footwear Group, Inc.
By: /s/ Kenneth Wolf
Title: CFO